Exhibit 99.(d)(2)

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2) ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Karen R. Beard

U.S. Bank National Association

One Federal Street — 10th Floor

Boston, MA 02110

(617) 603-6565

(Name, address and telephone number of agent for service)

Ares Capital Corporation

(Issuer with respect to the Securities)

Maryland	33-1089684
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

245 Park Avenue 44th Floor New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.                                 GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                       Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)             Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                 AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                                     Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                          LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.              A copy of the Articles of Association of the Trustee.*

2.              A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.              A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.              A copy of the existing bylaws of the Trustee.**

5.              A copy of each Indenture referred to in Item 4.  Not applicable.

6.              The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.              Report of Condition of the Trustee as of December 31, 2018 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR,  Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Commonwealth of Massachusetts on the 13th of March, 2019.

By:	/s/ Karen R. Beard
Karen R. Beard
Vice President

Exhibit2 ()Office of the Comptroller of tho Currency Washlngtoo, DC 20219 CE RTIFI CATE OF CORPORATE EXISTENCE I, Joseph Otting, Com ptroller of the Currency, do hereby certify that: 1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC I , et seq, as amended, has possession, custody,a nd control of all records pertaining to the chartering, regulation,and supervision of all national banking associations. 2. "U.S. Bank National Association," Cimcinnati, Ohio (Charter No. 24}, is a national banking association formed under the laws of the United State-and is authorized thereunder to transact the business of banki11g on the date of this certi ticatc. IN TESTLMONY WHEREOF, today, DeCAolmber 6, 201 8, 1 have hereunto subscribed my name and caused my seal of office to be affixed to lhese presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia • un·ency 4

Exhibit 3 Office of the Comptroller of the Currency Washington, DC 20219 CERTIFICATION OF FIDUCIARY POWERS I, Joseph Otting, Comptroller of the Currency, do hereby certify that: 1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations. 2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate. IN TESTIMONY WHEREOF, today, December 6 2018, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia. /s/ Joseph Otting Comptroller of the Currency  5

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: March 13, 2019

	By:	/s/ Karen R. Beard
Karen R. Beard
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2018

($000’s)

12/31/2018
Assets
Cash and Balances Due From Depository Institutions	$21,369,509
Securities	111,246,751
Federal Funds	101,423
Loans & Lease Financing Receivables	284,800,984
Fixed Assets	3,721,348
Intangible Assets	12,896,259
Other Assets	25,340,330
Total Assets	$459,476,604

Liabilities
Deposits	$356,297,122
Fed Funds	2,426,334
Treasury Demand Notes	0
Trading Liabilities	783,326
Other Borrowed Money	34,725,959
Acceptances	0
Subordinated Notes and Debentures	3,800,000
Other Liabilities	12,916,232
Total Liabilities	$410,948,973

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	33,443,222
Minority Interest in Subsidiaries	799,294
Total Equity Capital	$48,527,631

Total Liabilities and Equity Capital	$459,476,604